Exhibit 16.2

August 26, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Commissioners:

We have read the statements made by HPC POS System Corp which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated August 24, 2010.  We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K, except for the term “alleging” included in the first paragraph.

Very truly yours,

/s/ Li & Company, PC

Li & Company, PC